Exhibit 10(i)(d)

                              EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT is entered into effective as of this 21st day of July, 2006, by and among Ralph N. Strayhorn III (the "Executive"), BNC Bancorp, a North Carolina corporation, and Bank of North Carolina, a North Carolina-chartered bank and wholly owned subsidiary of BNC Bancorp. BNC Bancorp and Bank of North Carolina are hereinafter sometimes referred to together or individually as "BNC."

         WHEREAS, the Executive possesses unique skills, knowledge, and experience relating to the banking business, and as Executive Vice President and Chief Administrative Officer of BNC the Executive is expected to make significant contributions to the profitability, growth, and financial strength of BNC and affiliates,

         WHEREAS, BNC desires to assure itself of the continuity of management and desires to establish minimum severance benefits for certain of its officers and other key employees if a change in control occurs, and BNC wishes to ensure that officers and other key employees are not practically disabled from discharging their duties if a proposed or actual transaction involving a change in control arises,

         WHEREAS, BNC desires to provide additional inducement for the Executive to remain in the employ of BNC as Executive Vice President,

         WHEREAS, BNC and the Executive desire to set forth in this Employment Agreement the terms and conditions of the Executive's employment, and

         WHEREAS, none of the conditions or events included in the definition of the term "golden parachute payment" that is set forth in Section 18(k)(4)(A)(ii) of the Federal Deposit Insurance Act [12 U.S.C. 1828(k)(4)(A)(ii)] and in Federal Deposit Insurance Corporation Rule 359.1(f)(1)(ii) [12 CFR 359.1(f)(1)(ii)] exists or, to the best knowledge of BNC, is contemplated insofar as BNC or any affiliates are concerned.

         NOW THEREFORE, in consideration of these premises, the mutual covenants contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

                                    ARTICLE 1
                                   EMPLOYMENT

         1.1 EMPLOYMENT. BNC Bancorp and Bank of North Carolina hereby employ the Executive to serve as Executive Vice President according to the terms and conditions of this Employment Agreement and for the period stated in section
1.3. The Executive hereby accepts employment according to the terms and conditions of this Employment Agreement and for the period stated in section 1.3.

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         1.2      DUTIES. As Executive Vice President, the Executive shall serve under the direction of the President and Chief Executive Officer and in accordance with BNC Bancorp's and Bank of North Carolina's Articles of Incorporation and Bylaws, as each may be amended or restated from time to time. He shall serve BNC faithfully, diligently, competently, and to the best of his ability, and he shall exclusively devote his full time, energy, and attention to the business of BNC and to the promotion of BNC's interests throughout the term of this Employment Agreement. Without the written consent of BNC Bancorp's board of directors, during the term of this Employment Agreement the Executive shall not render services to or for any person, firm, corporation, or other entity or organization in exchange for compensation, regardless of the form in which such compensation is paid and regardless of whether it is paid directly or indirectly to the Executive. Nothing in this section 1.2 shall prevent the Executive from managing his personal investments and affairs, however, provided that doing so does not interfere with the proper performance of his duties and responsibilities.

         1.3 TERM. The initial term of this Employment Agreement shall be for a period of three years, commencing July 21, 2006. On the first anniversary of the July 21, 2006 effective date of this Employment Agreement and on each anniversary thereafter, this Employment Agreement shall be extended automatically for one additional year unless BNC's board of directors determines that the term shall not be extended. If the board of directors determines not to extend the term, it shall promptly notify the Executive in writing. If the board decides not to extend the term of this Employment Agreement, this Employment Agreement shall nevertheless remain in force until its term expires. The board's decision not to extend the term of this Employment Agreement shall not - by itself - give the Executive any rights under this Employment Agreement to claim an adverse change in his position, compensation, or circumstances or otherwise to claim entitlement to severance benefits under Articles 4 or 5 of this Employment Agreement. References herein to the term of this Employment Agreement shall refer to the initial term, as the same may be extended. Unless sooner terminated, the Executive's employment shall terminate when he reaches age 65.

         1.4 SERVICE ON THE BOARD OF DIRECTORS. (a) Board of Directors of BNC Bancorp. BNC Bancorp shall nominate the Executive for election as a director at such times as necessary so that the Executive will, if elected by stockholders, remain a director of BNC Bancorp throughout the term of this Employment Agreement. The Executive hereby consents to serve as a director of BNC Bancorp and the Executive hereby consents to being named as a director of BNC Bancorp in documents filed by BNC Bancorp with the Securities and Exchange Commission. The Executive shall be deemed to have resigned as a director of BNC Bancorp effective immediately after termination of the Executive's employment under Article 3 of this Employment Agreement, regardless of whether the Executive submits a formal, written resignation as director.

         (b) Board of Directors of Bank of North Carolina. The board of directors of BNC Bancorp and the board of directors of Bank of North Carolina shall undertake every lawful effort to ensure that the Executive continues throughout the term of his employment to be elected or reelected as a director of Bank of North Carolina. The Executive shall be deemed to have resigned as a director of Bank of North Carolina effective immediately after termination of the Executive's employment under Article 3 of this Employment Agreement, regardless of whether the Executive submits a formal, written resignation as director.

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                                    ARTICLE 2
                         COMPENSATION AND OTHER BENEFITS

         2.1 BASE SALARY. In consideration of the Executive's performance of his obligations under this Employment Agreement, BNC Bancorp shall pay or cause to be paid to the Executive a salary at the annual rate of not less than $195,000, payable in monthly installments. The Executive's salary shall be reviewed annually by the Compensation Committee of BNC's board of directors or by such other board committee as has jurisdiction over executive compensation. The Executive's salary shall be increased no more frequently than annually to account for cost of living increases. The Executive's salary also may be increased beyond the amount necessary to account for cost of living increases at the discretion of the committee having jurisdiction over executive compensation. However, the Executive's salary shall not be reduced. The Executive's salary, as the same may be increased from time to time, is referred to in this Employment Agreement as the "Base Salary."

         2.2 BENEFIT PLANS AND PERQUISITES. The Executive shall be entitled throughout the term of this Employment Agreement to participate in any and all officer or employee compensation, bonus, incentive, and benefit plans in effect from time to time, including without limitation plans providing pension, medical, dental, disability, and group life benefits, including BNC's 401(k) Plan, and to receive any and all other fringe benefits provided from time to time, provided that the Executive satisfies the eligibility requirements for any such plans or benefits. Without limiting the generality of the foregoing -

         (a) Participation in Stock Plans. The Executive shall be eligible to participate in BNC's stock option plans and other stock-based compensation, incentive, bonus, or purchase plans existing on the date of this Employment Agreement or adopted during the term of this Employment Agreement.

         (b) Club Dues. During the term of this Employment Agreement, BNC shall pay or cause to be paid the Executive's membership assessments and dues in appropriate local civic clubs. BNC shall pay the initiation and entrance fees, assessments, and monthly dues for the Executive's and his family's membership in one country club. Upon termination of the Executive's employment, BNC's obligation to pay initiation and entrance fees, assessments, and monthly expenses shall terminate. If the Executive desires to retain the country club membership, he shall be solely responsible for any unpaid initiation and entrance fees, assessments, and ongoing monthly dues.

         (c) Use of Automobile. The Executive shall have the use of an automobile titled in BNC's name for use by the Executive in carrying out his duties for BNC, the insurance and maintenance expenses of which shall be paid by BNC. As additional compensation, the Executive may use such automobile for personal purposes, provided that the Executive renders an accounting of his business and personal use to BNC in accordance with regulations under the Internal Revenue Code of 1986, as amended. The provisions of this paragraph shall not be construed to permit the use of such vehicle by family members of the Executive.

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         (d)      Reimbursement of Business Expenses. The Executive shall be entitled to reimbursement for all reasonable business expenses incurred in performing his obligations under this Employment Agreement, including but not limited to all reasonable business travel and entertainment expenses incurred while acting at the request of or in the service of BNC and reasonable expenses for attendance at annual and other periodic meetings of trade associations.

         (e) Continuing Legal Education and Bar Membership Expenses. BNC shall pay the Executive's annual dues and membership fees to the North Carolina State Bar, the North Carolina Bar Association, and one local bar association. The Executive shall be responsible for complying with the rules of the North Carolina State Bar relating to continuing legal education ("CLE"). Except as set forth below, BNC shall reimburse the Executive for travel, lodging, and tuition he reasonably incurs to attend CLE courses necessary for his compliance with the North Carolina State Bar's rules. However, BNC shall not be required to reimburse the Executive for any expenses incurred by him to attend CLE courses held outside the State of North Carolina unless, before registering for the out-of-state course, the Executive provides to BNC Bancorp's board of directors a description of the out-of-state CLE course (including an estimate of expenses associated with his attendance) and obtains the board of directors' approval to attend the out-of-state CLE course. To receive reimbursement of expenses associated with his attendance at any CLE course, the Executive must present to BNC a completed expense report accompanied by appropriate documentation of the expenses actually incurred by the Executive.

         2.3 VACATION. The Executive shall be entitled to paid annual vacation and sick leave in accordance with the policies established from time to time by BNC. The Executive shall not be entitled to any additional compensation for failure to use allotted vacation or sick leave, nor shall the Executive be entitled to accumulate unused sick leave from one year to the next unless authorized by BNC's board of directors to do so. Vacation days not used in a given year may not be carried over from one calendar year to the next.

         2.4 INDEMNIFICATION AND INSURANCE. (a) Indemnification. BNC Bancorp shall indemnify the Executive or cause the Executive to be indemnified with respect to his activities as a director, officer, employee, or agent of BNC Bancorp or Bank of North Carolina or as a person who is serving or has served at the request of BNC Bancorp (a "representative") as a director, officer, employee, agent, or trustee of an affiliated corporation, joint venture trust or other enterprise, domestic or foreign, in which BNC Bancorp has a direct or indirect ownership interest against expenses (including without limitation attorneys' fees, judgments, fines, and amounts paid in settlement) actually and reasonably incurred by him ("Expenses") in connection with any claim against the Executive that is the subject of any threatened, pending, or completed action, suit, or other type of proceeding, whether civil, criminal, administrative, investigative, or otherwise and whether formal or informal (a "Proceeding"), to which the Executive was, is, or is threatened to be made a party by reason of the Executive being or having been such a director, officer, employee, agent, or representative.

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         The indemnification provided herein shall not be exclusive of any other indemnification or right to which the Executive may be entitled and shall continue after the Executive has ceased to occupy a position as an officer, director, employee, agent or representative with respect to Proceedings relating to or arising out of the Executive's acts or omissions during his service in such position. The benefits provided to the Executive under this Employment Agreement for the Executive's service as a representative shall be payable if and only if and only to the extent that reimbursement to the Executive by the affiliated entity with which the Executive has served as a representative, whether pursuant to agreement, applicable law, articles of incorporation or association, by-laws or regulations of the entity, or insurance maintained by such affiliated entity, is insufficient to compensate the Executive for Expenses actually incurred and otherwise payable by BNC under this Employment Agreement. Any payments in fact made to or on behalf of the Executive directly or indirectly by the affiliated entity with which the Executive served as a representative shall reduce the obligation of BNC hereunder.

         (b) Exclusions. Anything herein to the contrary notwithstanding, however, nothing in this section 2.4 requires indemnification, reimbursement, or payment by BNC Bancorp or Bank of North Carolina, and the Executive shall not be entitled to demand indemnification, reimbursement or payment hereunder -

                  (1) if and to the extent indemnification, reimbursement, or payment constitutes a "prohibited indemnification payment" within the meaning of Federal Deposit Insurance Corporation Rule 359.1(l)(1) [12 CFR 359.1(l)(1)], or

                  (2) for any claim or any part thereof as to which the Executive shall have been determined by a court of competent jurisdiction, from which no appeal is or can be taken, by clear and convincing evidence, to have acted with deliberate intent to cause injury to BNC Bancorp or Bank of North Carolina or with reckless disregard for the best interests of BNC Bancorp, or

                  (3)      for any claim or any part thereof arising under
         Section 16(b) of the Securities Exchange Act of 1934 as a result of which the Executive is required to pay any penalty, fine, settlement, or judgment, or

                  (4) for any obligation of the Executive based upon or attributable to the Executive gaining in fact any personal gain, profit, or advantage to which he was not entitled, or

                  (5) any proceeding initiated by the Executive without the consent or authorization of BNC Bancorp's board of directors, but this exclusion shall not apply with respect to any claims brought by the Executive (a) to enforce his rights under this Employment Agreement, or
         (b) in any Proceeding initiated by another person or entity whether or not such claims were brought by the Executive against a person or entity who was otherwise a party to such proceeding.

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         (c)      Insurance.  BNC Bancorp shall maintain or cause to be
maintained liability insurance covering the Executive throughout the term of this Employment Agreement.

         2.5 SIGNING BONUS. Upon execution of this Employment Agreement, the Executive shall be entitled to a signing bonus in the amount of $200,000, payable in cash no later than five days after execution of this Employment Agreement.

         2.6 SALARY CONTINUATION AGREEMENT. BNC and the Executive shall use their best efforts to finalize and enter into a Salary Continuation Agreement providing an annual benefit to the Executive for retirement on or after attaining age 65. Unless the Salary Continuation Agreement explicitly provides otherwise, whether benefits are properly payable to the Executive under the Salary Continuation Agreement shall be determined solely by reference to that agreement.

                                    ARTICLE 3
                            TERMINATION OF EMPLOYMENT

         3.1 TERMINATION BY THE EMPLOYER. (a) Death or Disability. The Executive's employment shall terminate automatically on the date of the Executive's death. If the Executive dies in active service to BNC, for twelve months after the Executive's death BNC shall assist the Executive's family with continuing health care coverage under COBRA substantially identical to that provided for the Executive before his death.

         By delivery of written notice 30 days in advance to the Executive, BNC may terminate the Executive's employment if the Executive is disabled. For purposes of this Employment Agreement, the Executive shall be considered "disabled" if an independent physician selected by BNC and reasonably acceptable to the Executive or his legal representative determines that, because of illness or accident, the Executive is unable to perform his duties and will be unable to perform his duties for a period of 90 consecutive days. The Executive shall not be considered disabled, however, if he returns to work on a full-time basis within 30 days after BNC gives him notice of termination due to disability. If the Executive is terminated by either of BNC Bancorp or Bank of North Carolina because of disability, his employment with the other shall also terminate at the same time.

         (b) Termination Without Cause. With written notice to the Executive 60 days in advance, BNC may terminate the Executive's employment without Cause. If the Executive is terminated without Cause by either of BNC Bancorp or Bank of North Carolina, he shall be deemed also to have been terminated without Cause by the other. During the period ending 18 months after the date of this Employment Agreement, the Executive's employment may be terminated without Cause if and only if termination is approved by the affirmative vote of at least 80% of the directors of BNC Bancorp then in office or 80% of the directors of Bank of North Carolina then in office, in either case excluding the Executive, at a meeting duly called and held for that purpose. If the directors approve termination of the Executive's employment without Cause by the necessary 80% vote, a copy of the resolution duly adopted at the board of directors' meeting shall be provided to the Executive.

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         (c)      Termination with Cause. BNC may terminate the Executive's
employment with Cause. If the Executive is terminated for Cause by either of BNC Bancorp or Bank of North Carolina, he shall be deemed also to have been terminated for Cause by the other. The Executive shall not be deemed to have been terminated for Cause under this Employment Agreement unless and until there is delivered to the Executive a copy of a resolution duly adopted at a meeting of the board of directors called and held for such purpose, which resolution shall (1) contain findings that, in the good faith opinion of the board, the Executive has committed an act constituting Cause, and (2) specify the particulars thereof. The resolution of the board of directors shall be deemed to have been duly adopted if and only if it is adopted by the affirmative vote of at least 75% of the directors of BNC Bancorp then in office or 75% of the directors of Bank of North Carolina then in office, in either case excluding the Executive, at a meeting duly called and held for that purpose. Notice of the meeting and the proposed termination for Cause shall be given to the Executive a reasonable amount of time before the board's meeting. The Executive and his counsel (if the Executive chooses to have counsel present) shall have a reasonable opportunity to be heard by the board at the meeting. Nothing in this Employment Agreement limits the Executive's or his beneficiaries' right to contest the validity or propriety of the board's determination of Cause. For purposes of this Employment Agreement, "Cause" means any of the following -

                  (1) an intentional act of fraud, embezzlement, or theft by the Executive in the course of his employment. For purposes of this Employment Agreement, no act or failure to act on the part of the Executive shall be deemed to have been intentional if it was due primarily to an error in judgment or negligence. An act or failure to act on the Executive's part shall be considered intentional if it is not in good faith and if it is without a reasonable belief that the action or failure to act is in the best interests of BNC, or

                  (2) willful violation by the Executive of any applicable law or significant policy of BNC that, in BNC's judgment, results in an adverse effect on BNC, regardless of whether the violation leads to criminal prosecution or conviction. For purposes of this Agreement, applicable laws include any statute, rule, regulatory order, statement of policy, or final cease-and-desist order of any governmental agency or body having regulatory authority over BNC, or

                  (3) the Executive's gross negligence or gross neglect of duties in the performance of his duties to BNC Bancorp or Bank of North Carolina, or

                  (4) intentional wrongful damage by the Executive to the business or property of BNC Bancorp or Bank of North Carolina, including without limitation the reputation of BNC Bancorp or Bank of North Carolina, which in BNC's sole judgment causes material harm to BNC Bancorp or Bank of North Carolina, or

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                  (5)      a breach by the Executive of his fiduciary duties to
         BNC Bancorp and its stockholders or misconduct involving dishonesty, in either case whether in his capacity as an officer or as a director of BNC Bancorp or Bank of North Carolina, or

                  (6) a breach by the Executive of this Employment Agreement that, in the sole judgment of BNC Bancorp or Bank of North Carolina, is a material breach, which breach is not corrected by the Executive within 10 days after receiving written notice of the breach, or

                  (7) removal of the Executive from office or permanent prohibition of the Executive from participating in Bank of North Carolina's affairs by an order issued under section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. 1818(e)(4) or (g)(1), or

                  (8) conviction of the Executive for or plea of nolo contendere to a felony or conviction of or plea of nolo contendere to a misdemeanor involving moral turpitude, or the actual incarceration of the Executive for 45 consecutive days or more.

         3.2 TERMINATION BY THE EXECUTIVE. The Executive may terminate his employment with written notice to BNC Bancorp 60 days in advance, whether with or without Good Reason. If the Executive terminates with Good Reason, the termination will take effect at the conclusion of the 60-day period unless the event or circumstance constituting Good Reason is cured by BNC or unless the notice of termination for Good Reason is revoked by the Executive within the 60-day period. For purposes of this Employment Agreement, "Good Reason" means any of the following events occur without the Executive's written consent -

         (a)      Reduced Base Salary:  reduction of the Executive's Base
Salary,

         (b) Participation in Benefit Plans Reduced or Terminated: reduction of the Executive's bonus, incentive, and other compensation award opportunities under BNC Bancorp's benefit plans or Bank of North Carolina's benefit plans, unless in the case of either company a company-wide reduction of all officers' award opportunities occurs simultaneously, or termination of the Executive's participation in any officer or employee benefit plan maintained by BNC Bancorp or by Bank of North Carolina, unless the plan is terminated because of changes in law or loss of tax deductibility to BNC for contributions to the plan, or unless the plan is terminated as a matter of BNC Bancorp policy or Bank of North Carolina policy applied equally to all participants in the plan,

         (c) Reduced Responsibilities or Status: assignment to the Executive of duties that are materially inconsistent with the Executive's position as Executive Vice President or that represent a reduction of his authority, failure to appoint or reappoint the Executive as Executive Vice President, failure to nominate the Executive as a director of BNC Bancorp, or failure to elect or reelect the Executive or cause the Executive to be elected or reelected to the board of directors of Bank of North Carolina in accordance with section 1.4(b) of this Employment Agreement,

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         (d)      Failure to Obtain Assumption Agreement:  failure to obtain an assumption of BNC's obligations under this Employment Agreement by any successor to BNC Bancorp, regardless of whether such entity becomes a successor to BNC Bancorp as a result of a merger, consolidation, sale of assets, or other form of reorganization,

         (e) Material Breach: a material breach of this Employment Agreement by BNC that is not corrected within a reasonable time, or

         (f) Relocation of the Executive: relocation of BNC Bancorp's principal executive offices, or requiring the Executive to change his principal work location, to any location that is more than 15 miles from the location of BNC Bancorp's principal executive offices on the date of this Employment Agreement.

         3.3 NOTICE. Any purported termination by BNC or by the Executive shall be communicated by written notice of termination to the other. The notice must state the specific termination provision of this Employment Agreement relied upon. The notice must also state the date on which termination shall become effective, which shall be a date not earlier than the date of the termination notice. If termination is for Cause or with Good Reason, the notice must state in reasonable detail the facts and circumstances forming the basis for termination of the Executive's employment.

                                    ARTICLE 4
                   COMPENSATION AND BENEFITS AFTER TERMINATION

         4.1 CAUSE. If the Executive's employment terminates for Cause, the Executive shall receive the salary to which he was entitled through the date on which termination became effective and any other benefits to which he may be entitled under BNC's benefit plans and policies in effect on the date of termination.

         4.2 DISABILITY. If the Executive's employment terminates because of his disability, the Executive shall receive the salary earned through the date on which termination became effective, any unpaid bonus or incentive compensation due to the Executive for the calendar year preceding the calendar year in which the termination became effective, any payments the Executive is eligible to receive under any disability insurance program in which the Executive participates, such other benefits to which he may be entitled under BNC's benefit plans, policies, and agreements, and any benefits provided for elsewhere in this Employment Agreement.

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         4.3      TERMINATION WITHOUT CAUSE AND TERMINATION FOR GOOD REASON. (a)
Continued Salary. Subject to the Executive entering into an agreement not to compete with BNC in accordance with section 4.5, if BNC terminates the Executive's employment without Cause within 18 months after the date of this Employment Agreement, the Executive shall be entitled to a lump-sum severance payment in cash in the amount of two times his Base Salary, payable no later than 30 days after termination of the Executive's employment. Subject to the Executive entering into an agreement not to compete with BNC in accordance with section 4.5, if the Executive terminates his employment voluntarily within 18 months after the date of this Employment Agreement he shall be entitled to a lump-sum severance payment in cash in an amount equal to his Base Salary, payable no later than 30 days after termination of the Executive's employment. Subject to the Executive entering into an agreement not to compete with BNC in accordance with section 4.5, if the Executive remains employed with BNC for 18 months after the date of this Employment Agreement but his employment thereafter terminates involuntarily but without Cause or voluntarily but with Good Reason, the Executive shall continue to receive the Base Salary for the unexpired term of this Employment Agreement, but he shall not be entitled to continued participation in BNC's or a subsidiary's 401(k) retirement plan(s) or any stock-based plans. BNC and the Executive acknowledge and agree that the compensation and benefits under this paragraph (a) shall not be payable if compensation and benefits are payable or shall have been previously paid to the Executive under Article 5 of this Agreement. That is, the parties acknowledge and agree that the Executive shall not be entitled to duplicative compensation and benefit payments under paragraph (a) and under Article 5 if the Executive's employment is terminated without Cause or if the Executive voluntarily terminates employment.

         (b) Cash-out of Value of Unvested Stock Options. If BNC terminates the Executive's employment without Cause or if the Executive terminates employment with Good Reason before full vesting of stock options then held by him, the Executive shall be entitled to receive from BNC an amount equal to the value of the unvested stock options as of the effective date of termination. Amounts payable under this paragraph (b) shall be paid in a single lump sum within 90 days after termination of the Executive's employment.

         (c) Cash-out of the Executive's 401(k) Retirement Plan Account. If BNC terminates the Executive's employment without Cause or if the Executive terminates employment with Good Reason before full vesting of the amounts credited to his account as a result of matching or discretionary contributions by BNC under the BNC's 401(k) Plan, the Executive shall be entitled to receive from BNC an amount in cash equal to the value of any unvested contributions as of the effective date of termination.

         (d) Outplacement and Support. If BNC terminates the Executive's employment without Cause or if the Executive terminates employment with Good Reason, BNC shall pay or cause to be paid to the Executive reasonable outplacement expenses in an amount up to $25,000, and for one year after termination BNC shall provide the Executive with the use of office space and reasonable office support facilities, including secretarial assistance.

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         4.4      POST-TERMINATION LIFE AND MEDICAL COVERAGE. If the Executive's
employment terminates involuntarily but without Cause, voluntarily but with Good Reason, or because of disability, BNC shall continue or cause to be continued at BNC's expense life and medical insurance benefits in effect during the two years preceding the date of the Executive's termination. The benefits provided by this section 4.4 shall continue until the first to occur of (a) the Executive's return to employment with BNC or another employer, (b) the Executive's attainment of age 65, (c) the Executive's death, or (d) the end of the term remaining under this Employment Agreement at the time of the Executive's termination. If BNC cannot provide such benefits because the Executive is no longer an employee, BNC shall pay or cause to be paid to the Executive an amount in cash equal to the Executive's cost to obtain such benefits.

         4.5      BENEFITS UNDER SECTIONS 4.2, 4.3, AND 4.4 ARE CONDITIONAL
UPON THE EXECUTIVE ENTERING INTO A NONCOMPETITION AGREEMENT IN THE FORM ATTACHED AS APPENDIX A. The Executive shall be entitled to no benefits under sections 4.2, 4.3, and 4.4 of this Employment Agreement unless he executes and complies with the terms of a noncompetition agreement in substantially the form attached to this Employment Agreement as Appendix A. Execution of and compliance with the terms of the noncompetition agreement is not required, however, if a Change in Control shall have occurred within 12 months before termination of the Executive's employment or if benefits are paid or payable to the Executive under
Article 5 of this Employment Agreement.

                                    ARTICLE 5
                           CHANGE IN CONTROL BENEFITS

         5.1 CHANGE IN CONTROL TERMINATION BENEFITS. If the Executive is terminated involuntarily but without cause within 12 months after a Change in Control, or if the Executive terminates employment voluntarily but with Good Reason within 12 months after a Change in Control, the Executive shall be entitled to a lump-sum payment in cash in an amount equal to 2.99 times the Executive's annual compensation. For this purpose, annual compensation means (1) the Executive's Base Salary at the time of the Change in Control or at the time Executive's employment terminates, whichever is greater, plus (2) any bonuses or incentive compensation earned for the calendar year ended immediately before the year in which termination of employment occurs or the year in which the Change in Control occurs, whichever is greater, in either case regardless of when the bonus or incentive compensation earned for the preceding calendar year is paid and regardless of whether all or part of the bonus or incentive compensation is subject to elective deferral. The amount payable to the Executive hereunder shall not be reduced to account for the time value of money or discounted to present value. The payment required under this section 5.1 is payable no later than five business days after the Executive's employment terminates. If the Executive is removed from office or if his employment terminates before a Change in Control occurs but after discussions with a third party regarding a Change in Control commence, and if those discussions ultimately conclude with a Change in Control, then for purposes of this Employment Agreement the removal of the Executive or termination of his employment shall be deemed to have occurred after the Change in Control.

         If the Executive receives payment under section 5.1 he shall not be entitled to any additional severance benefits under section 4.3(a) of this Employment Agreement.

         5.2 GROSS-UP FOR TAXES. (a) Additional Payment to Account for Excise Taxes. If the Executive receives the lump-sum payment under section 5.1 and acceleration of benefits under any other benefit, compensation, or incentive plan or arrangement with BNC (collectively, the "Total Benefits"), and if any part of the Total Benefits is subject to the Excise Tax under section 280G and section 4999 of the Internal Revenue Code (the "Excise Tax"), BNC shall pay to the Executive the following additional amounts, consisting of (x) a payment equal to the Excise Tax payable by the Executive under section 4999 on the Total Benefits (the "Excise Tax Payment") and (y) a payment equal to the amount necessary to provide the Excise Tax Payment net of all income, payroll, and excise taxes. Together, the additional amounts described in clauses (x) and (y) are referred to in this Employment Agreement as the "Gross-Up Payment Amount." Payment of the Gross-Up Payment Amount shall be made in addition to the amount set forth in section 5.1.

         Calculating the Excise Tax.  For purposes of determining whether any
         --------------------------
of the Total Benefits will be subject to the Excise Tax and for purposes of determining the amount of the Excise Tax,

         (1)      Determination of "Parachute Payments" Subject to the Excise
                  Tax: any other payments or benefits received or to be received by the Executive in connection with a Change in Control or the Executive's termination of employment (whether under the terms of this Employment Agreement or any other agreement or any other benefit plan or arrangement with BNC, any person whose actions result in a Change in Control, or any person affiliated with BNC or such person) shall be treated as "parachute payments" within the meaning of section 280G(b)(2) of the Internal Revenue Code, and all "excess parachute payments" within the meaning of section 280G(b)(1) shall be treated as subject to the Excise Tax, unless in the opinion of the certified public accounting firm that is retained by BNC as of the date immediately before the Change in Control (the "Accounting Firm") such other payments or benefits do not constitute (in whole or in part) parachute payments, or such excess parachute payments represent (in whole or in part) reasonable compensation for services actually rendered within the meaning of section 280G(b)(4) of the Internal Revenue Code in excess of the "base amount" (as defined in section 280G(b)(3) of the Internal Revenue Code), or are otherwise not subject to the Excise Tax,

         (2) Calculation of Benefits Subject to Excise Tax: the amount of the Total Benefits that shall be treated as subject to the Excise Tax shall be equal to the lesser of (a) the total amount of the Total Benefits reduced by the amount of such Total Benefits that in the opinion of the Accounting Firm are not parachute payments, or (b) the amount of excess parachute payments within the meaning of section 280G(b)(1) (after applying clause (1), above), and

         (3) Value of Noncash Benefits and Deferred Payments: the value of any noncash benefits or any deferred payment or benefit shall be determined by the Accounting Firm in accordance with the principles of sections 280G(d)(3) and (4) of the Internal Revenue Code.

         Assumed Marginal Income Tax Rate. For purposes of determining the
         --------------------------------
Gross-Up Payment Amount, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar years in which the Gross-Up Payment Amount is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the date of termination of employment, net of the reduction in federal income taxes that can be obtained from deduction of such state and local taxes (calculated by assuming that any reduction under section 68 of the Internal Revenue Code in the amount of itemized deductions allowable to the Executive applies first to reduce the amount of such state and local income taxes that would otherwise be deductible by the Executive, and applicable federal FICA and Medicare withholding taxes).

         Return of Reduced Excise Tax Payment or Payment of Additional Excise
         --------------------------------------------------------------------
Tax. If the Excise Tax is later determined to be less than the amount taken into
---
account hereunder when the Executive's employment terminated, the Executive shall repay to BNC - when the amount of the reduction in Excise Tax is finally determined - the portion of the Gross-Up Payment Amount attributable to the reduction (plus that portion of the Gross-Up Payment Amount attributable to the Excise Tax, federal, state and local income taxes and FICA and Medicare withholding taxes imposed on the Gross-Up Payment Amount being repaid by the Executive to the extent that the repayment results in a reduction in Excise Tax, FICA and Medicare withholding taxes and/or a federal, state or local income tax deduction).

         If the Excise Tax is later determined to be more than the amount taken into account hereunder when the Executive's employment terminated (due, for example, to a payment whose existence or amount cannot be determined at the time of the Gross-Up Payment Amount), BNC shall make an additional payment to the Executive for that excess (plus any interest, penalties or additions payable by the Executive for the excess) when the amount of the excess is finally determined.

         (b) Responsibilities of the Accounting Firm and BNC. Determinations Shall Be Made by the Accounting Firm. Subject to the provisions
---------------------------------------------------
of section 5.2(a), all determinations required to be made under this section 5.2(b) - including whether and when a Gross-Up Payment Amount is required, the amount of the Gross-Up Payment Amount and the assumptions to be used to arrive at the determination (collectively, the "Determination") - shall be made by the Accounting Firm, which shall provide detailed supporting calculations both to BNC and the Executive within 15 business days after receipt of notice from BNC or the Executive that there has been a Gross-Up Payment Amount, or such earlier time as is requested by BNC.

         Fees and Expenses of the Accounting Firm and Agreement with the
         ---------------------------------------------------------------
Accounting Firm. All fees and expenses of the Accounting Firm shall be borne
---------------
solely by BNC. BNC shall enter into any agreement requested by the Accounting Firm in connection with the performance of its services hereunder.

         Accounting Firm's Opinion. If the Accounting Firm determines that no
         -------------------------
Excise Tax is payable by the Executive, the Accounting Firm shall furnish the Executive with a written opinion to that effect, and to the effect that failure to report Excise Tax, if any, on the Executive's applicable federal income tax return will not result in the imposition of a negligence or similar penalty.

         Accounting Firm's Determination Is Binding; Underpayment and
         ------------------------------------------------------------
Overpayment. The Determination by the Accounting Firm shall be binding on BNC
-----------
and the Executive. Because of the uncertainty in determining whether any of the Total Benefits will be subject to the Excise Tax at the time of the Determination, it is possible that a Gross-Up Payment Amount that should have been made will not have been made by BNC ("Underpayment"), or that a Gross-Up Payment Amount will be made that should not have been made by BNC ("Overpayment"). If, after a Determination by the Accounting Firm, the Executive is required to make a payment of additional Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred. The Underpayment (together with interest at the rate provided in section 1274(d)(2)(B) of the Internal Revenue Code) shall be paid promptly by BNC to or for the benefit of the Executive. If the Gross-Up Payment Amount exceeds the amount necessary to reimburse the Executive for his Excise Tax according to section 5.2(a), the Accounting Firm shall determine the amount of the Overpayment that has been made. The Overpayment (together with interest at the rate provided in section 1274(d)(2)(B) of the Internal Revenue Code) shall be paid promptly by the Executive to or for the benefit of BNC. Provided that his expenses are reimbursed by BNC, the Executive shall cooperate with any reasonable requests by BNC in any contests or disputes with the Internal Revenue Service relating to the Excise Tax.

         Accounting Firm Conflict of Interest. If the Accounting Firm is serving
         ------------------------------------
as accountant or auditor for the individual, entity, or group effecting the Change in Control, the Executive may appoint another nationally recognized public accounting firm to make the Determinations required hereunder (in which case the term "Accounting Firm" as used in this Employment Agreement shall be deemed to refer to the accounting firm appointed by the Executive under this paragraph).

         5.3 DEFINITION OF CHANGE IN CONTROL. For purposes of this Employment Agreement, "Change in Control" means any one of the following events occurs -

         (a) Merger. BNC Bancorp merges into or consolidates with another corporation, or merges another corporation into BNC Bancorp, and as a result less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were holders of BNC Bancorp's voting securities immediately before the merger or consolidation. For purposes of this Agreement, the term "person" means an individual, corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or other entity,

         (b) Acquisition of Significant Share Ownership. after the date of this Agreement a report on Schedule 13D, Schedule TO, or another form or schedule (other than Schedule 13G) is filed or is required to be filed under sections 13(d) or 14(d) of the Securities Exchange Act of 1934, if the schedule discloses that the filing person or persons acting in concert has or have become the beneficial owner of 25% or more of the combined voting power of BNC Bancorp's voting securities outstanding (but this paragraph (b) shall not apply to beneficial ownership of voting shares held by Bank of North Carolina in a fiduciary capacity or beneficial ownership of voting shares held by an employee benefit plan of Bank of North Carolina),

         (c) Change in Board Composition. during any period of two consecutive years, individuals who constitute BNC Bancorp's board of directors at the beginning of the two-year period cease for any reason to constitute at least a majority thereof; provided, however, that - for purposes of this paragraph (c) - each director who is first elected by the board (or first nominated by the board for election by stockholders) by a vote of at least two-thirds (b) of the directors who were directors at the beginning of the period shall be deemed to have been a director at the beginning of the two-year period, or

         (d) Sale of Assets. BNC Bancorp sells to a third party all or substantially all of BNC Bancorp's assets. For this purpose, sale of all or substantially all of BNC Bancorp's assets includes sale of Bank of North Carolina alone.

                                    ARTICLE 6
                        CONFIDENTIALITY AND CREATIVE WORK

         6.1 NON-DISCLOSURE. The Executive covenants and agrees that he will not reveal to any person, firm, or corporation any confidential information of any nature concerning BNC or its business, or anything connected therewith. As used in this Article 6, the term "confidential information" means all of BNC Bancorp's and its affiliates' confidential and proprietary information and trade secrets in existence on the date hereof or existing at any time during the term of this Employment Agreement, including but not limited to -

                  (a) the whole or any portion or phase of any business plans, financial information, purchasing data, supplier data, accounting data, or other financial information,

                  (b) the whole or any portion or phase of any research and development information, design procedures, algorithms or processes, or other technical information,

                  (c) the whole or any portion or phase of any marketing or sales information, sales records, customer lists, prices, sales projections, or other sales information, and

                  (d) trade secrets, as defined from time to time by the laws of the State of North Carolina.

Notwithstanding the foregoing, confidential information excludes information that - as of the date hereof or at any time after the date hereof - is published or disseminated without obligation of confidence or that becomes a part of the public domain by or through action of BNC or otherwise than by or at the direction of the Executive. This section 6.1 does not prohibit disclosure required by an order of a court having jurisdiction or a subpoena from an appropriate governmental agency or disclosure made by the Executive in the ordinary course of business and within the scope of his authority.

         6.2 RETURN OF MATERIALS. The Executive agrees to deliver or return to BNC upon termination, upon expiration of this Employment Agreement, or as soon thereafter as possible, all written information and any other similar items furnished by BNC or prepared by the Executive in connection with his services hereunder. The Executive will retain no copies thereof after termination of this Employment Agreement or termination of the Executive's employment with BNC.

         6.3 INJUNCTIVE RELIEF. The Executive acknowledges that it is impossible to measure in money the damages that will accrue to BNC if the Executive fails to observe the obligations imposed on him by this Article 6. Accordingly, if BNC institutes an action to enforce the provisions hereof, the Executive hereby waives the claim or defense that an adequate remedy at law is available to BNC, and the Executive agrees not to urge in any such action the claim or defense that an adequate remedy at law exists.

         6.4 AFFILIATES' CONFIDENTIAL INFORMATION IS COVERED; CONFIDENTIALITY OBLIGATION SURVIVES TERMINATION. For purposes of this Employment Agreement, the term "affiliate" of BNC Bancorp includes Bank of North Carolina and any entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Bank of North Carolina. The rights and obligations set forth in this Article 6 shall survive termination of this Employment Agreement.

         6.5 CREATIVE WORK. The Executive agrees that all creative work and work product, including but not limited to all technology, business management tools, processes, software, patents, trademarks, and copyrights developed by the Executive during the term of this Employment Agreement, regardless of when or where such work or work product was produced, constitutes work made for hire, all rights of which are owned by BNC. The Executive hereby assigns to BNC Bancorp and to Bank of North Carolina all rights, title, and interest, whether by way of copyrights, trade secret, trademark, patent, or otherwise, in all such work or work product, regardless of whether the same is subject to protection by patent, trademark, or copyright laws.

                                    ARTICLE 7
                                  MISCELLANEOUS

         7.1 SUCCESSORS AND ASSIGNS. (a) This Employment Agreement Is Binding on BNC's Successors. This Employment Agreement shall be binding upon BNC Bancorp and any successor to BNC Bancorp, including any persons acquiring directly or indirectly all or substantially all of the business or assets of BNC Bancorp by purchase, merger, consolidation, reorganization, or otherwise. Any such successor shall thereafter be deemed to be "BNC Bancorp" for purposes of this Employment Agreement. But this Employment Agreement and BNC's obligations under this Employment Agreement are not otherwise assignable, transferable, or delegable by BNC. By agreement in form and substance satisfactory to the Executive, BNC Bancorp shall require any successor to all or substantially all of the business or assets of BNC Bancorp expressly to assume and agree to perform this Employment Agreement in the same manner and to the same extent BNC would be required to perform if no such succession had occurred.

         (b) This Employment Agreement Is Enforceable by the Executive and His Heirs. This Employment Agreement will inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, and legatees.

         (c) This Employment Agreement Is Personal in Nature and Is Not Assignable. This Employment Agreement is personal in nature. Without written consent of the other parties, no party shall assign, transfer, or delegate this Employment Agreement or any rights or obligations under this Employment Agreement, except as expressly provided herein. Without limiting the generality or effect of the foregoing, the Executive's right to receive payments hereunder is not assignable or transferable, whether by pledge, creation of a security interest, or otherwise, except for a transfer by the Executive's will or by the laws of descent and distribution. If the Executive attempts an assignment or transfer that is contrary to this section 7.1, BNC shall have no liability to pay any amount to the assignee or transferee.

         7.2 GOVERNING LAW, JURISDICTION AND FORUM. This Employment Agreement shall be construed under and governed by the internal laws of the State of North Carolina, without giving effect to any conflict of laws provision or rule (whether of the State of North Carolina or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of North Carolina. By entering into this Employment Agreement, the Executive acknowledges that he is subject to the jurisdiction of both the federal and state courts in the State of North Carolina. Any actions or proceedings instituted under this Employment Agreement shall be brought and tried solely in courts located in Davidson County, North Carolina or in the federal court having jurisdiction in Burlington, North Carolina. The Executive expressly waives his rights to have any such actions or proceedings brought or tried elsewhere.

         7.3 ENTIRE AGREEMENT. This Employment Agreement sets forth the entire agreement of the parties concerning the employment of the Executive by BNC, and any oral or written statements, representations, agreements, or understandings made or entered into prior to or contemporaneously with the execution of this Employment Agreement, are hereby rescinded, revoked, and rendered null and void by the parties.

         7.4 NOTICES. Any notice under this Employment Agreement shall be deemed to have been effectively made or given if in writing and personally delivered, delivered by mail properly addressed in a sealed envelope, postage prepaid by certified or registered mail, delivered by a reputable overnight delivery service, or sent by facsimile. Unless otherwise changed by notice, notice shall be properly addressed to the Executive if addressed to the address of the Executive on the books and records of BNC Bancorp at the time of the delivery of such notice, and properly addressed to BNC Bancorp if addressed to BNC Bancorp, 831 Julian Avenue, Thomasville, North Carolina 27361-1148,
Attention: Corporate Secretary.

         7.5 SEVERABILITY. In the case of conflict between any provision of this Employment Agreement and any statute, regulation, or judicial precedent, the latter shall prevail, but the affected provisions of this Employment Agreement shall be curtailed and limited solely to the extent necessary to bring them within the requirements of law. If any provision of this Employment Agreement is held by a court of competent jurisdiction to be indefinite, invalid, void or voidable, or otherwise unenforceable, the remainder of this Employment Agreement shall continue in full force and effect unless that would clearly be contrary to the intentions of the parties or would result in an injustice.

         7.6 CAPTIONS AND COUNTERPARTS. The captions in this Employment Agreement are solely for convenience. The captions in no way define, limit, or describe the scope or intent of this Employment Agreement. This Employment Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

         7.7 NO DUTY TO MITIGATE. BNC hereby acknowledges that it will be difficult and could be impossible (a) for the Executive to find reasonably comparable employment after his employment terminates, and (b) to measure the amount of damages the Executive may suffer as a result of termination. Additionally, BNC acknowledges that its general severance pay plans do not provide for mitigation, offset, or reduction of any severance payment received thereunder. Accordingly, BNC further acknowledges that the payment of severance benefits under this Employment Agreement is reasonable and shall be liquidated damages. The Executive shall not be required to mitigate the amount of any payment provided for in this Employment Agreement by seeking other employment. Moreover, the amount of any payment provided for in this Employment Agreement shall not be reduced by any compensation earned or benefits provided as the result of employment of the Executive or as a result of the Executive being self-employed after termination of his employment.

         7.8 AMENDMENT AND WAIVER. This Employment Agreement may not be amended, released, discharged, abandoned, changed, or modified in any manner, except by an instrument in writing signed by each of the parties hereto. The failure of any party hereto to enforce at any time any of the provisions of this Employment Agreement shall not be construed to be a waiver of any such provision, nor affect the validity of this Employment Agreement or any part thereof or the right of any party thereafter to enforce each and every such provision. No waiver or any breach of this Employment Agreement shall be held to be a waiver of any other or subsequent breach.

         7.9 PAYMENT OF LEGAL FEES. BNC is aware that after a Change in Control management could cause or attempt to cause BNC to refuse to comply with its obligations under this Employment Agreement, or could institute or cause or attempt to cause BNC to institute litigation seeking to have this Employment Agreement declared unenforceable, or could take or attempt to take other action to deny Executive the benefits intended under this Employment Agreement. In these circumstances, the purpose of this Employment Agreement would be frustrated. It is BNC's intention that the Executive not be required to incur the expenses associated with the enforcement of his rights under this Employment Agreement, whether by litigation or other legal action, because the cost and expense thereof would substantially detract from the benefits intended to be granted to the Executive hereunder. It is BNC's intention that the Executive not be forced to negotiate settlement of his rights under this Employment Agreement under threat of incurring expenses. Accordingly, if after a Change in Control occurs it appears to the Executive that (a) BNC has failed to comply with any of its obligations under this Employment Agreement, or (b) BNC or any other person has taken any action to declare this Employment Agreement void or unenforceable, or instituted any litigation or other legal action designed to deny, diminish, or to recover from the Executive the benefits intended to be provided to the Executive hereunder, BNC irrevocably authorizes the Executive from time to time to retain counsel of his choice, at BNC's expense as provided in this section 7.9, to represent the Executive in connection with the initiation or defense of any litigation or other legal action, whether by or against BNC or any director, officer, stockholder, or other person affiliated with BNC, in any jurisdiction. Notwithstanding any existing or previous attorney-client relationship between BNC and any counsel chosen by the Executive under this section 7.9, BNC irrevocably consents to the Executive entering into an attorney-client relationship with that counsel, and BNC and the Executive agree that a confidential relationship shall exist between the Executive and that counsel. The fees and expenses of counsel selected from time to time by the Executive as provided in this section shall be paid or reimbursed to the Executive by BNC on a regular, periodic basis upon presentation by the Executive of a statement or statements prepared by such counsel in accordance with such counsel's customary practices, up to a maximum aggregate amount of $500,000, whether suit be brought or not, and whether or not incurred in trial, bankruptcy, or appellate proceedings. BNC's obligation to pay the Executive's legal fees provided by this section 7.9 operates separately from and in addition to any legal fee reimbursement obligation BNC Bancorp or Bank of North Carolina may have with the Executive under any separate severance or other agreement. Anything in this section 7.9 to the contrary notwithstanding however, BNC shall not be required to pay or reimburse Executive's legal expenses if doing so would violate section 18(k) of the Federal Deposit Insurance Act [12 U.S.C. 1828(k)] and Rule 359.3 of the Federal Deposit Insurance Corporation [12 CFR 359.3].

         7.10 CONSULTATION WITH COUNSEL AND INTERPRETATION OF THIS EMPLOYMENT AGREEMENT. The Executive acknowledges and agrees that he has had the assistance of counsel of his choosing in the negotiation of this Employment Agreement, or he has chosen not to have the assistance of his own counsel. Both parties hereto having participated in the negotiation and drafting of this Employment Agreement, they hereby agree that there shall not be strict interpretation against either party in connection with any review of this Employment Agreement in which interpretation thereof is an issue.

         7.11 COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 409A. BNC and the Executive intend that their exercise of authority or discretion under this Employment Agreement shall comply with section 409A of the Internal Revenue Code of 1986. If when the Executive's employment terminates the Executive is a specified employee, as defined in section 409A of the Internal Revenue Code of 1986, and if any payments under this Employment Agreement, including Articles 4 or 5, will result in additional tax or interest to the Executive because of section 409A, then despite any provision of this Employment Agreement to the contrary the Executive will not be entitled to the payments until the earliest of (a) the date that is at least six months after termination of the Executive's employment for reasons other than the Executive's death, (b) the date of the Executive's death, or (c) any earlier date that does not result in additional tax or interest to the Executive under section 409A. As promptly as possible after the end of the period during which payments are delayed under this provision, the entire amount of the delayed payments shall be paid to the Executive in a single lump sum. If any provision of this Employment Agreement does not satisfy the requirements of section 409A, such provision shall nevertheless be applied in a manner consistent with those requirements. If any provision of this Employment Agreement would subject the Executive to additional tax or interest under section 409A, BNC shall reform the provision. However, BNC shall maintain to the maximum extent practicable the original intent of the applicable provision without subjecting the Executive to additional tax or interest, and BNC shall not be required to incur any additional compensation expense as a result of the reformed provision. References in this Employment Agreement to section 409A of the Internal Revenue Code of 1986 include rules, regulations, and guidance of general application issued by the Department of the Treasury under Internal Revenue Code section 409A.

         IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the date first written above.

EXECUTIVE                                    BNC BANCORP

/s/ Ralph N. Strayhorn III                   By:  /s/ W. Swope Montgomery, Jr.
---------------------------                       ------------------------------
Ralph N. Strayhorn III                       Its: President and Chief Executive
                                                  Officer

                                             BANK OF NORTH CAROLINA

                                             By:  /s/ W. Swope Montgomery, Jr.
                                                  ------------------------------
                                             Its: President and Chief Executive
                                                  Officer

                                                                      APPENDIX A

                            NONCOMPETITION AGREEMENT

         This NONCOMPETITION AGREEMENT (this "Agreement") is entered into as of this 21st day of July, 2006 , by and among BNC Bancorp, a North Carolina corporation, Bank of North Carolina, a North Carolina-chartered bank and wholly owned subsidiary of BNC Bancorp (the "Bank"), and Ralph N. Strayhorn III (the "Executive").

         WHEREAS, the Executive has served as an officer of the Bank,

         WHEREAS, the Executive possesses skills of a special, unique, and unusual character, which therefore have distinctive value,

         WHEREAS, the Executive is familiar with BNC Bancorp's and the Bank's business, operations, and properties, and during the time the Executive has been employed by the Bank he has accumulated extensive banking experience and he has established valuable business and client contacts in the market areas served by BNC Bancorp and the Bank,

         WHEREAS, the Executive entered into an employment agreement with BNC Bancorp and the Bank providing for payment of severance benefits after termination of the Executive's employment, conditioned upon the Executive first entering into this Agreement, and

         WHEREAS, the Executive's employment has terminated or terminates effective on July 21, 2006, and severance benefits therefore will become payable under his employment agreement after execution of this Agreement.

         NOW THEREFORE, in consideration of these premises, the mutual covenants contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

                                    ARTICLE 1
                            AGREEMENT NOT TO COMPETE

         1.1 Noncompetition. (a) The Executive hereby agrees that he shall not directly or indirectly, whether for his own account or for the account of any other person, firm, corporation, or other business organization -

                  (1) engage as an employee, officer, director, manager, salesperson, consultant, independent contractor, representative, or other agent in providing Banking Services (as defined below) on behalf of any other person, firm, corporation, or other business organization that is a competitor of the Bank or its Affiliates (as defined below) in Davidson County, any counties contiguous thereto, any counties in which the Bank or any of its Affiliates has an office, or any counties from which the Bank or any of its affiliates derives revenue that, in the sole judgment of the Bank, is significant,

                  (2) provide Banking Services to any Client (as defined below),

                  (3) make any statement or take any actions that, in the sole judgment of the Bank, interfere with the Bank's or its Affiliates' business relationships with any Client, including but not limited to any statements that are harmful to the reputation of the Bank or any of its Affiliates or their standing in the communities they serve,

                  (4) except on behalf of the Bank or its Affiliates as may be requested by the Bank, make contact either directly or indirectly with any Client, nor shall the Executive otherwise induce or encourage any Client to enter into any business relationship with any person, firm, corporation, or other business organization other than the Bank or its Affiliates relating to Banking Services or banking business of any type,

                  (5) entice or encourage any person employed by or associated with the Bank or its Affiliates as an employee, officer, director, manager, salesperson, consultant, independent contractor, representative, or other agent to serve as an employee, officer, director, manager, salesperson, consultant, independent contractor, representative, or other agent of any person, firm, corporation, or other business organization other than the Bank or its Affiliates, or

                  (6) take any actions interfering with the Bank's or its Affiliates' property rights in lists of clients, or otherwise diminish the value of such lists to the Bank or its Affiliates.

         The obligations contained in this section 1.1(a) shall survive for a period of 24 months after the date on which the Executive's termination from active service with the Bank becomes effective.

         (b) Definition of Affiliate. For purposes of this Agreement, the term "Affiliate" means any entity, corporation, or other business organization controlled by the Bank, controlling the Bank, or under common control with the Bank, including but not limited to any subsidiaries of the Bank, any company controlling the Bank, or any company under common control with the Bank.

         (c) Definition of Banking Services. For purposes of this Agreement, the term "Banking Services" means retail or commercial banking business, asset and trust management, wealth management, investment services, and all other services customarily provided by banks or otherwise provided by the Bank or its Affiliates.

         (d) Definition of Client. For purposes of this Agreement, the term "Client" means all persons, firms, corporations, entities, or business organizations who are or were customers or clients of the Bank or any of its Affiliates -

                  (1)  on the date of this Agreement,

                  (2) on the date the Executive's termination from active service with the Bank becomes effective,

                  (3) at any time during the two-year period before the Executive's termination from active service with the Bank becomes effective, and

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

                  (4) any persons who become clients of the Bank or any of its Affiliates hereafter who were identified by a representative of the Bank or its Affiliates, but only if those persons are identified as prospective clients in writing by the Bank to the Executive when the Executive's termination from active service becomes effective.

         1.2 Period of Time and Scope. The Executive acknowledges and agrees that the duration and scope of the noncompetition provision set forth in section 1.1 are reasonable and necessary to protect the legitimate business interests of BNC Bancorp and the Bank, and that they do not interfere unduly with the Executive's personal or economic freedoms. The Executive acknowledges that his willingness to execute and comply with this Agreement was an essential condition to BNC Bancorp's and the Bank's willingness to enter into the separate employment agreement with the Executive. If a court of competent jurisdiction or a dispute resolution proceeding authorized hereunder and to which BNC Bancorp and the Bank have agreed to be subject nevertheless holds that the duration or scope, including but not limited to geographic scope, of this Agreement is unreasonable, invalid, or unenforceable, then the duration or scope shall be reduced or reformed to the extent necessary so that section 1.1 may be enforced by BNC Bancorp and the Bank during such period and for such scope as are held to be reasonable, valid, and enforceable.

         1.3 Understandings. It is understood by and between the parties hereto that the Executive's covenants in section 1.1 are an essential element of this Agreement and that, but for the agreement of the Executive to comply with such covenants, BNC Bancorp and the Bank would not have entered into the separate employment agreement. BNC Bancorp and the Bank and the Executive have independently consulted with or have had the opportunity to independently consult with their respective counsel concerning the reasonableness and validity of such covenants.

                                    ARTICLE 2
                                 CONFIDENTIALITY

         2.1 Nondisclosure. The Executive shall not reveal to any person, firm, corporation, or other business organization any confidential information of any nature concerning the Bank or its Affiliates, their business, or anything connected therewith. As used in this Article 2, the term "confidential information" means all of the Bank's and its Affiliates' confidential and proprietary information and trade secrets in existence on the date hereof or at any time during the term of this Agreement, including but not limited to -

         (a) the whole or any portion or phase of any business plans, financial information, purchasing data, supplier data, accounting data, or other financial information,

         (b) the whole or any portion or phase of any research and development information, design procedures, algorithms, or processes, or other technical information,

         (c) the whole or any portion or phase of any marketing or sales information, sales records, customer lists or client lists, prices, sales projections, or other sales information, and

         (d) trade secrets, as defined from time to time by the laws of the State of North Carolina.

         Notwithstanding the foregoing, confidential information excludes information that - as of the date hereof or at any time after the date hereof - is published or disseminated without obligation of confidence or that becomes a part of the public domain (1) by or through action of the Bank or its Affiliates, and (2) otherwise than by or at the direction of the Executive. This section 2.1 does not prohibit disclosure required by an order of a court having jurisdiction or a subpoena from an appropriate governmental agency.

         2.2 Return of Materials. The Executive agrees to deliver or return to the Bank all written confidential information furnished by the Bank or its Affiliates or prepared by the Executive in connection with his services to the Bank. The Executive shall retain no copies thereof after termination of this Agreement or termination of the Executive's employment with the Bank.

         2.3 Injunctive Relief. The Executive acknowledges that it is impossible to measure in money the damages that will accrue to BNC Bancorp and the Bank if the Executive fails to observe the obligations imposed on him by this Article 2. Accordingly, if BNC Bancorp or the Bank institutes an action to enforce the provisions hereof, the Executive hereby waives the claim or defense that an adequate remedy at law is available to BNC Bancorp or the Bank, and the Executive agrees not to urge in any such action the claim or defense that an adequate remedy at law exists.

         2.4 Survival of Common Law Protection. During and after the term of this Agreement, in addition to the protection thereof given by this Agreement, the confidential information of the Bank and its Affiliates shall be entitled to all such protections as may be available under applicable law, and the Bank and its Affiliates may seek to enforce any of its rights with respect thereto.

         2.5 Creative Work. The Executive agrees that all creative work and work product, including but not limited to all technology, business management tools, processes, software, patents, trademarks, and copyrights developed by the Executive during the term of the employment agreement, regardless of when or where such work or work product was produced, constitutes work made for hire, all rights of which are owned by BNC Bancorp and the Bank. The Executive hereby assigns to BNC Bancorp and to the Bank all rights, title, and interest, whether copyright, trade secret, trademark, patent, or otherwise, in all such work or work product, regardless of whether the same is subject to protection by patent, trademark, or copyright laws.

         2.6 Rights and Obligations Survive Termination of This Agreement. The rights and obligations set forth in this Article 2 shall survive termination of this Agreement.

                                    ARTICLE 3
                              SPECIFIC PERFORMANCE

         The Executive's covenants contained in Articles 1 and 2 shall survive termination of the Executive's employment with the Bank for any reason, and shall be enforceable after such termination. Without intending to limit the remedies available to BNC Bancorp and the Bank, the Executive agrees that damages at law are an insufficient remedy for violation by the Executive of his covenants contained in this Agreement. Accordingly, the Executive hereby agrees that BNC Bancorp or the Bank may apply for and is entitled to injunctive relief in any court of competent jurisdiction to restrain the breach or threatened breach of, or otherwise to specifically enforce, any of the covenants of such Articles, in each case without proof of actual damages, in addition to any other remedies that may be available under applicable law. The Executive hereby waives the claim or defense that an adequate remedy at law is available to BNC Bancorp or the Bank, and the Executive agrees not to urge in any action or proceeding the claim or defense that an adequate remedy at law exists.

         Without limiting the generality of the foregoing, without limiting the remedies available to BNC Bancorp or the Bank for violation of this Agreement, and without constituting an election of remedies, if the Executive violates any of the terms of Articles 1 or 2 he shall forfeit on his own behalf and that of his beneficiary(ies) any rights to and interest in any severance or other benefits under the separate employment agreement between BNC Bancorp or the Bank and the Executive, and the employment agreement shall thereafter be null, void, and of no further force or effect.

                                    ARTICLE 4
                                  MISCELLANEOUS

         4.1 Successors and Assigns. Without written consent of the other party, neither BNC Bancorp and the Bank nor the Executive shall assign, transfer, or delegate this Agreement or any rights or obligations under this Agreement except as expressly provided herein. However, any merger or consolidation of the Bank (or any direct or indirect parent thereof) or any sale or transfer of all or substantially all of the stock or assets of the Bank (or any direct or indirect parent thereof) shall be considered an assignment expressly agreed to and consistent with the terms of this Agreement and shall not be considered a violation of this Agreement.

         This Agreement shall be binding upon the parties hereto and their heirs, personal representatives, successors, and permitted assigns. This Agreement will inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, and legatees.

         4.2 Governing Law. This Agreement shall be construed under and governed by the internal laws of the State of North Carolina, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of North Carolina or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of North Carolina.

         4.3 Entire Agreement. This Agreement and the July 21, 2006 Employment Agreement, as the same may have been amended, by and among BNC Bancorp, the Bank, and the Executive sets forth the entire agreement of the parties with respect to the subject matter contained herein, and any oral or written statements, representations, agreements, or understandings not set forth in this Agreement or the Employment Agreement that were made or entered into prior to or contemporaneously with the execution of this Agreement are hereby rescinded, revoked, and rendered null and void by the parties.

         4.4 Notices. Any notice required or permitted under this Agreement shall be deemed to have been effectively made or given if in writing and personally delivered, delivered by mail properly addressed in a sealed envelope, postage prepaid by certified or registered mail, delivered by a reputable overnight delivery service, or sent by facsimile. Unless otherwise changed by notice, notice shall be properly addressed to the Executive if addressed to the address of the Executive on the books and records of the Bank at the time of the delivery of such notice, and properly addressed to BNC Bancorp or the Bank if addressed to BNC Bancorp, 831 Julian Avenue, Thomasville, North Carolina 27361-1148, Attention: Corporate Secretary.

         4.5 Severability. In the case of conflict between any provision of this Agreement and any governing statute, law, regulation, or judicial precedent, the latter shall prevail, but the affected provisions of this Agreement shall be curtailed and limited solely to the extent necessary to bring them within the requirements of law. If any provision of this Agreement is held by a court of competent jurisdiction or in a dispute resolution proceeding to which BNC Bancorp and the Bank have agreed to be subject to be indefinite, invalid, void, voidable, or otherwise unenforceable, the remainder of this Agreement shall continue in full force and effect unless that would clearly be contrary to the intentions of the parties or would result in an injustice.

         4.6 Captions and Counterparts. The captions in this Agreement exist solely for convenience. The captions do not define, limit, or describe the scope or intent of this Agreement. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         4.7 Amendment and Waiver. This Agreement may not be amended, released, discharged, abandoned, changed, or modified except by an instrument in writing signed by each of the parties hereto. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall not be construed to be a waiver of any such provision, nor affect the validity of this Agreement or any part thereof or the right of any party to enforce each and every provision. No waiver or any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

EXECUTIVE                                    BNC BANCORP

/s/ Ralph N. Strayhorn III                   By:  /s/ W. Swope Montgomery, Jr.
---------------------------                       ------------------------------
Ralph N. Strayhorn III                       Its: President and Chief Executive
                                                  Officer

                                             BANK OF NORTH CAROLINA

                                             By:  /s/ W. Swope Montgomery, Jr.
                                                  ------------------------------
                                             Its: President and Chief Executive
                                                  Officer